Exhibit 23.13
September 29, 2009
China Real Estate Information Corporation
No. 383 Guangyan Road
Shanghai, 200072
People’s Republic of China
Ladies and Gentlemen:
Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of China Real Estate Information Corporation, formerly known as CRIC Holdings Limited (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on September 29, 2009 with the Securities and Exchange Commission.
Sincerely yours,
/s/ Ya-Qin Zhang
Ya-Qin Zhang